UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2011

MMAX MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number) Identification No.	(IRS Employer

511 N.E. 3rd Avenue, First Floor, Fort Lauderdale, Florida 33301
 (Address of principal executive offices) (Zip Code)

1-800-991-4534
Registrant’s telephone number, including area code

417 N.E. 12th Avenue, Fort Lauderdale, Florida 33301
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: The purpose of this report is to amend the Registrant’s Current Report on Form 8-K dated March 16, 2011 that was filed with the Securities and Exchange Commission on March 21, 2011 (the “Initial Report”) which reported on the Registrant’s merger with Hyperlocal Marketing, LLC. This report amends the Initial Report so as to provide the pro forma financial information required under Item 9.01(b) of Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro forma financial information.

Unaudited pro forma financial information and notes to unaudited pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMAX MEDIA, INC. Registrant

/s/ Edward Cespedes
By: Edward Cespedes
Its: Chief Executive Officer

Dated: April 11, 2011

MMAX MEDIA, INC.
PRO-FORMA CONSOLIDATING BALANCE SHEETS
DECEMBER 31, 2010

ASSETS

	MMAX Media, Inc.	Hyperlocal Marketing, LLC		Pro-Forma Adjustments	Pro-Forma Balance
Current assets:
Cash	$21,636	$13,989	(3)	$250,000	$285,625
Prepaid expenses	-	2,082		-	2,082

Total current assets	21,636	16,071		250,000	287,707

Other assets:
Distribution license	1,454	-		-	1,454
Computer equipment, net	-	762		-	762
Website costs, net	-	24,521		-	24,521
Goodwill	-	-	(2)	2,074,648	2,074,648
	1,454	25,283		2,074,648	2,101,385

	$23,090	$41,354		$2,324,648	$2,389,092

Current liabilities:
Accounts payable	$7,819	$3,000		-	$10,819
Accounts payable - related party	49,912	-	(2)	(49,912)	-
Deferred revenue	-	4,960		-	4,960
Notes payable	2,000	15,000		-	17,000

Total current liabilities	59,731	22,960		(49,912)	32,779

Stockholders’ deficiency:
Preferred stock	638	-		-	638
Common stock	12,399	-	(1)	20,789	35,188
			(3)	2,000

Additional paid-in capital	2,827,831	-	(1)	251,941	2,781,631
			(2)	(2,670,701)
			(2)	2,124,560
			(3)	248,000
Members equity	-	272,730	(1)	(272,730)	-
Deferred stock compensation	(206,808)	-		-	(206,808)
Accumulated deficit	(2,670,701)	(254,336)	(2)	2,670,701	(254,336)

Total stockholders’ equity (deficiency)	(36,641)	18,394		2,374,560	2,356,313

	$23,090	$41,354		$2,324,648	$2,389,092

MMAX MEDIA, INC.
PROFORMA CONSOLIDATING STATEMENTS OF OPERATIONS

	MMAX MEDIA, INC. (1)	HYPERLOCAL MARKETING, LLC (2)	Pro-Forma Adjustments	Pro-Forma Amount
Revenues:

Revenue	$-	$28,973	$-	$28,973
Cost of Goods sold		-	-	-
Gross Margin	-	28,973	-	28,973.00

Operating expenses:
Professional fees		1,780
Web development and hosting		20,622
Marketing	1,049,227	1,010	-	1,050,237
Payroll and paryoll taxes	347,195	98,873		446,068
Consulting	540	111,673		112,213
Travel and entertainment	150,000	26,187		176,187
General and administrative	792,840	23,164	-	816,004
Total operating expenses	2,339,802	283,309	-	2,600,709

(Loss) income from operations	(2,339,802)	(254,336)	-	(2,571,736)

Other Income /( Expenses)		-	-
Interest income	920	-	-	920
Interest expense	(114,318)	-	-	(114,318)
Debt relief	75,773	-	-	75,773
Total other income (expense)	(37,625)	-	-	(37,625)

(Loss) income before provision for income taxes	(2,377,427)	(254,336)	-	(2,609,361)

Provision for income taxes	-	-	-	-

Net loss	$(2,377,427)	$(254,336)	$-	$(2,609,361)

Weighted shares outsanding				39,647,439
Net Loss per share				$(0.07)

(1) for the year ended September 31, 2010
(2) for the period from January 22, 2010 (Inception) to December 31, 2010

FOOTNOTES TO PROFORMA FINANCIAL STATEMENTS

On March 16, 2011 (the “Closing Date”) MMAX Media, Inc. (“MMAX” or the “Company”) completed its agreement and plan of merger (the “Merger Agreement”) to acquire Hyperlocal Marketing, LLC, a Florida limited liability company (“Hyperlocal”), pursuant to which Hyperlocal merged with and into HLM Paymeon, Inc., a Florida corporation and wholly owned subsidiary of MMAX.  Pursuant to the terms of the Merger Agreement, Tommy Habeeb resigned as our chief executive officer and director and Edward Cespedes was appointed to serve as our chief executive officer and director.  Under the terms of the Merger Agreement, the Hyperlocal members received 20,789,395 shares of MMAX common stock, which equals approximately 50.1% of the total shares of MMAX issued and outstanding following the Closing Date on a fully diluted basis.

At the Closing Date, the Company completed a private placement and sold an aggregate of 2,000,000 shares of restricted shares of Common Stock to 10 accredited investors for gross proceeds of $250,000.  In addition, at the Closing Date (i) MMAX outstanding liabilities and indebtedness were reduced to $2,500; and (ii) Tommy Habeeb released the Company from all personal claims and liabilities, if any.

In accordance with ASC Topic 360-10-45-15, Hyperlocal will be considered the accounting acquirer and MMAX will be considered the accounting acquiree.

The proforma adjustments are as such:

	(1)
Members equity		272,730
Additional paid-in capital			251,941
Common Stock			20,789
To record reverse merger of Hyperlocal Marketing LLC (20,789,395 shares of common stock)

	(2)
Additional paid-in capital		2,827,831
Goodwill		2,074,648
Accounts payable - related party		49,912
Additional paid-in capital			2,124,560
Accumulated deficit			2,827,831
To record purchase of MMAX Media Inc. and forgiveness of related party accounts payable

	(3)
Cash		250,000
Additional paid-in capital			248,000
Common Stock			2,000
Record the private placement of 2,000,000 shares of common stock at $.125 per share for gross proceeds of $250,000